090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20120695985-87
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 10/11/2012 10:35 AM
	Entity Number E0158922010-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CALENDAR DRAGON INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article "1. Name of Corporation:" is hereby amended and restated, so that as amended and restated, Article "1. Name of Corporation:" states as follows:

"1. Name of Corporation: NORTH AMERICAN OIL & GAS CORP."

Article "3: Authorized Stock", is hereby amended and restated, so that as amended and restated, Article "3: Authorized Stock" states as follows:

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 2,120,000

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
CALENDAR DRAGON INC.

"3. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue shall consist of two hundred twenty-five million (225,000,000) shares, consisting of two hundred million shares (200,000,000) of common stock, par value $0.001 per share (the "Common Stock"), and twenty-five million shares (25,000,000) of "blank check" preferred stock, par value $0.001 per share (the Preferred Stock"). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof."

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SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

NORTH AMERICAN OIL & GAS CORP.
Nevada Business Identification # NV20101254330

Expiration Date: April 30, 2013

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 12, 2012

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.